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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                BRUNSWICK BANCORP
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             (Exact name of registrant as specified in its charter)

             NEW JERSEY                                       22-2610694
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(State of incorporation or organization)                   (I.R.S. Employer
                                                            Identification No.)

 429 LIVINGSTON AVE   NEW BRUNSWICK, NJ                         08901
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(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                 Name of each exchange on which
    to be so registered                 each class is to be registered

        COMMON STOCK                        AMERICAN STOCK EXCHANGE
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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box   [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
___________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)

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                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

                  The securities to be registered are the shares of Common Stock, no par value, of Brunswick Bancorp (the "Company"), CUSIP Number 117030 10 6. The Company has only one class of stock authorized, which is its common stock. The terms of the common stock are governed by New Jersey law and the Company's certificate of incorporation. The certificate of incorporation does not provide for any extraordinary rights or limitations on the common stock, with respect to voting, dividends, preemptive rights, or any other matters. .

Item 2.  Exhibits.

                  None.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         BRUNSWICK BANCORP


Date: December 21, 2000             By:  /s/ CARMEN J. GUMINA
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                                             Carmen J. Gumina
                                             Chairman and President